TRIAD INDUSTRIES, INC.
                     (Formerly RB Capital & Equities, Inc.)
                 Notes to the Consolidated Financial Statements
                             As of December 31, 2002
                                       28

                       350 E Street, Chula Vista, CA 91910
                     Tel: (619) 422-1348 Fax: (619) 422-1465
                                ARMANDO C. IBARRA
                          CERTIFIED PUBLIC ACCOUNTANTS
                          (A Professional Corporation)



Armando C Ibarra, C.P.A.
Members of the California Society of
Armando Ibarra,  Jr.,
C.P.A.
Certified Public Accountants


To the Board of Directors
Triad Industries, Inc.
(Formerly RB Capital & Equities, Inc.)
350 West 9th Avenue., Suite A
Escondido, CA  92025



                           INDEPENDENT AUDITORS REPORT


     We have audited the accompanying consolidated balance sheets of Triad Industries, Inc. (Formerly RB Capital & Equities, Inc.) as of December 31, 2002 and 2001 and the related consolidated statements of operations, changes in stockholders equity and cash flows for the years then ended. These financial
statements   are  the   responsibility   of  the   Companys   management.   Our
responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Triad Industries, Inc. as of December 31, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




__________________________________
ARMANDO C. IBARRA, C.P.A.  APC

March 29, 2003
Chula Vista, California

                        TRIAD INDUSTRIES, INC.
                (Formerly RB Capital & Equities, Inc.)
                      Consolidated Balance Sheets
                                ASSETS
                                                      As of           Year Ended
                                                  December 31,     December 31,
                                                     2002             2001
CURRENT ASSETS
Cash                                                   $   19,832     $   15,643
Accounts receivable                                        82,312        444,461
Accounts receivable - medical clinic                            -      1,633,083
Advance expenses                                                -          5,815
Marketable securities                                      57,001        561,159
Impound account                                            10,102         10,824
Assets held for sale                                            -        716,514
Deferred tax benefit                                      834,691        574,553
Total Current Assets                                    1,003,938      3,962,052
NET PROPERTY & EQUIPMENT                                1,074,900      1,077,363
OTHER ASSETS
Investment in securities available for sale               171,389        388,832
Net loan fees                                               6,902          7,324
Total Other Assets                                        178,291        396,156
TOTAL ASSETS                                           $2,257,129     $5,435,571





                        TRIAD INDUSTRIES, INC.
                (Formerly RB Capital & Equities, Inc.)
                      Consolidated Balance Sheets
                 LIABILITIES AND STOCKHOLDERS' EQUITY
                                                     As of            Year Ended
                                                   December 31,     December 31,
                                                      2002                 2001
CURRENT LIABILITIES
Accounts payable                                   $    25,087      $    73,726
Loans payable                                          105,800          278,102
Line of credit                                           7,038           30,078
Taxes payable                                            6,251           10,024
Security deposits                                        5,087            8,269
Notes payable on assets held for sale                        -          549,000
Trust deeds and mortgages
Short-term portion                                     150,910          150,910
Total Current Liabilities                              300,173        1,100,109
LONG-TERM LIABILITIES
Trust deeds and mortgages
Long-term portion                                      583,898          845,159
Total Long-Term Liabilities                            583,898          845,159
TOTAL LIABILITIES                                      884,071        1,945,268
STOCKHOLDERS' EQUITY
Preferred stock ($1.00
par value, 10,000,000 shares
authorized 150,000
and 850,000 shares issued and
outstanding for 2002
and 2001, respectively)                                150,000          850,000
Common stock ($0.001 par
value, 50,000,000 shares
authorized 10,074,863
and 10,138,165 shares issued
and outstanding for 2002
and 2001, respectively)                                 10,075           10,138
Additional paid-in capital                           4,463,555        3,792,758
Stock subscription receivable                          (62,500)         (62,500)
Comprehensive loss                                    (794,290)        (111,113)
Retained earnings (deficit)                         (2,393,782)        (988,981)
Total Stockholders' Equity                           1,373,058        3,490,302
TOTAL LIABILITIES
& STOCKHOLDERS' EQUITY                             $ 2,257,129      $ 5,435,571






                              TRIAD INDUSTRIES, INC.
                      (Formerly RB Capital & Equities, Inc.)
                      Consolidated Statements of Operations

                                               Year Ended            Year Ended
                                              December 31,          December 31,
                                                    2002                  2001
REVENUES
Consulting income                                $   512,946        $   566,211
Medical fee income                                         -          1,077,209
Rental income                                        138,362            306,888
Costs of revenues                                    (48,530)          (121,752)
GROSS PROFIT                                         602,778          1,828,556
OPERATING COSTS
Bad debt expense                                      55,504            545,638
Depreciation expense                                  31,130             71,633
Administrative expenses                              402,668          1,575,543
Total Operating Costs                                489,302          2,192,814
OPERATING INCOME (LOSS)                              113,476           (364,258)
OTHER INCOME & (EXPENSES)
Interest income                                        2,696              6,897
Other income                                           2,986             19,812
Other expenses                                       (45,173)                 -
Net realized gain
on sale of marketable securities                     106,366             27,703
Net gain (loss) on
disposable assets                                     93,283            570,964
Finance charges                                          400                  -
Interest expense                                     (75,758)          (192,786)
Total Other Income & (Expenses)                       84,800            432,590

INCOME (LOSS) FROM CONTINUING
OPERATIONS BEFORE TAX                                198,276             68,332
INCOME TAX (PROVISION) BENEFIT                       (60,683)           (12,083)
INCOME (LOSS) FROM CONTINUING
OPERATIONS AFTER TAX                             $   137,593        $    56,249
DISCONTINUED OPERATIONS
                                                          2                   -
  Loss on sale of Northwest
Medical Clinic, Inc.                              (1,542,394)                 -
NET INCOME (LOSS)                                $(1,404,801)       $    56,249





                       TRIAD INDUSTRIES, INC.
               (Formerly RB Capital & Equities, Inc.)
        Consolidated Statement of Comprehensive Income (Loss)
                                          Year Ended                Year Ended
                                          December 31,              December 31,
                                             2002                      2001
Net Income (Loss)
Net of Tax                                        $(1,404,801)      $   (56,249)
Other Comprehensive Income (Loss) :
Unrealized gain (loss)
on securities                                      (1,035,117)         (100,970)
Total Other Comprehensive
Income (Loss)                                      (1,035,117)         (100,970)
Comprehensive Income (Loss)
Before Income Taxes                                (1,035,117)         (100,970)
Income Tax (Provision)
Benefit
related to Items of
Comprehensive Income (Loss)                           351,940            16,979
Comprehensive Income
(Loss)                                            $  (683,177)      $   (83,991)

                             TRIAD INDUSTRIES, INC.
                     (Formerly RB Capital & Equities, Inc.)
                 Consolidated Statement of Stockholders' Equity
                   From December 31, 1997 to December 31, 2002

                                     Preferred Preferred   Common
                                      Shares     Stock     Shares
Balance, December 31, 1997                        -   $ - $ 2,339,529
Common stock issued June 17,1998
for securities valued @ $1.07 per share                     13,200
Common stock issued June 17, 1998 for
securities valued @ $.90066 per share                      60,000
Common stock issued June 17, 1998
for securities valued @ $.084 per share                    15,000
Common stock issued June 17, 1998
for note payable @ $.334 per share                         30,480
Common stock issued June 17, 1998
for securities valued @ $.334 per share                    135,000
Common stock issued June 17, 1998
for services (officers) valued @ $.334
per share                                                300,000
Common stock issued November 4,
1998 for subscription receivable
@ $.166 per share                                           375,000
Common stock issued December 31, 1998
for note payable @ $.3234 per share                        18,750
Common stock issued December 31, 1998
for management fees @ $.334 per share                     60,759
Common stock issued December 31, 1998
for note payable @ $.334 per share                         60,486
Common stock issued December 31,1998
for securities valued @ $.206 per share                   225,000
Contributed capital
Net loss for the year ended
December 31,1998
Balance, December 31, 1998                -           -   3,633,204



                                                        Additional   Stock
                                            Common      Paid In    Subscription
                                             Stock      Capital      Receivable

Balance, December 31, 1997                $    2,340   $  634,656          $ -
Common stock issued June 17,1998
for securities valued @ $1.07 per share           13       14,105
Common stock issued June 17, 1998 for
securities valued @ $.90066 per share             60       53,980
Common stock issued June 17, 1998
for securities valued @ $.084 per share           15        1,245
Common stock issued June 17, 1998
for note payable @ $.334 per share                30       10,150
Common stock issued June 17, 1998
for securities valued @ $.334 per share          135       44,955
Common stock issued June 17, 1998
for services (officers) valued @ $.334
per share                                        300       99,900
Common stock issued November 4,
1998 for subscription receivable
@ $.166 per share                                375       62,375      (62,500)
Common stock issued December 31, 1998
for note payable @ $.3234 per share               19        6,044
Common stock issued December 31, 1998
for management fees @ $.334 per share             61       20,233
Common stock issued December 31, 1998
for note payable @ $.334 per share                60       20,142
Common stock issued December 31,1998
for securities valued @ $.206 per share          225       46,175
Contributed capital                                         1,717
Net loss for the year ended
December 31,1998
Balance, December 31, 1998                     3,633    1,015,677      (62,500)


                                                        Comprehensive
                                        Retained         Income        Total
                                        Earnings        (Loss)


Balance, December 31, 1997                $  95,266          $ -    $ 732,262
Common stock issued June 17,1998
for securities valued @ $1.07 per share                                   14,118
Common stock issued June 17, 1998 for
securities valued @ $.90066 per share                                     54,040
Common stock issued June 17, 1998
for securities valued @ $.084 per share                                    1,260
Common stock issued June 17, 1998
for note payable @ $.334 per share                                        10,180
Common stock issued June 17, 1998
for securities valued @ $.334 per share                                   45,090
Common stock issued June 17, 1998
for services (officers) valued @ $.334
per share                                                                100,200
Common stock issued November 4,
1998 for subscription receivable
@ $.166 per share                                                            250
Common stock issued December 31, 1998
for note payable @ $.3234 per share                                        6,063
Common stock issued December 31, 1998
for management fees @ $.334 per share                                     20,294
Common stock issued December 31, 1998
for note payable @ $.334 per share                                        20,202
Common stock issued December 31,1998
for securities valued @ $.206 per share                                  46,400
Contributed capital                                                        1,717
Net loss for the year ended
December 31,1998                            (62,126)                    (62,126)
Balance, December 31, 1998                   33,140            -      989,950



                                   Preferred    Preferred    Common
                                     Shares       Stock       Shares



Balance, December 31, 1998                                 3,633,204
 Recapitalization (Note 1)                                   526,672
 Common stock issued on March 15,
 1999 for the purchase of Gam
 Properties, Inc. @ $0.63 per share                        1,120,000
 Preferred stock issued on March 15,
 1999 for the purchase of Miramar Road
 Associates, LLC @ $1.00 per share     700,000   700,000
 Common stock issued March 15, 1999
 for services valued @ $0.63 per share                       313,942
 Preferred stock issued September 1999
 in exchange for 1.5 million shares of
 Pro Glass Technologies, Inc. common
 stock valued @ $1.00 per share        150,000   150,000
 Stock subscription receivable
 Common  stock issued December
 1999 for cash @ $0.22 per share                             320,000
 Common stock issued December 1999
 for management fees @ $0.06 per share                       489,600
Net loss for the year ended
 December 31, 1999
 Balance, December  31, 1999           850,000   850,000   6,403,418

 Stock issued on January 5, 2000
 to Directors @ $0.06 a share                                 72,000
Stock issued on March 1, 2000 for
services rendered @ $0.15 a share                            123,000
 Stock issued on June 15, 2000
 to Directors @ $0.50 a share                                 72,000
 Stock issued on June 30, 2000 for
 the Purchase of Northwest, LLC.
 @ $0.96 a share                                           1,463,302
 Stock issued on June 30, 2000  to Donner
 Investment Corp. @ $0.96 a share                             36,583
 Stock issued on October 1, 2000 to
 Novak Capital @ $0.20 a share                               200,000
 Stock issued on December 12, 2000
 to Directors @ $0.24 a share                                288,000
Comprehensive loss December 31, 2000
 Net loss for the year ended
 December 31, 2000
 Balance, December  31, 2000           850,000   850,000   8,658,303






                                                        Additional   Stock
                                           Common       Paid in   Subscription
                                             Stock      Capital    Receivable


Balance, December 31, 1998                     3,633   1,015,677     (62,500)
Recapitalization (Note 1)                        527      33,396     (20,000)
Common stock issued on March 15,
1999 for the purchase of Gam
Properties, Inc. @ $0.63 per share             1,120     698,880
Preferred stock issued on March 15,
1999 for the purchase of Miramar Road
Associates, LLC @ $1.00 per share
Common stock issued March 15, 1999
for services valued @ $0.63 per share            314     196,527
Preferred stock issued September 1999
in exchange for 1.5 million shares of
Pro Glass Technologies, Inc. common
stock valued @ $1.00 per share
Stock subscription receivable                 20,000
Common stock issued December
1999 for cash @ $0.22 per share                  320      71,625
Common stock issued December 1999
for management fees @ $0.06 per share            489      28,886
Net loss for the year ended
December 31, 1999
Balance, December 31, 1999                     6,403   2,044,991     (62,500)

Stock issued on January 5, 2000
to Directors @ $0.06 a share                      72       4,248
Stock issued on March 1, 2000 for
services rendered @ $0.15 a share                123      17,877
Stock issued on June 15, 2000
to Directors @ $0.50 a share                      72      35,928
Stock issued on June 30, 2000 for
the Purchase of Northwest, LLC.
@ $0.96 a share                                1,463   1,399,555
Stock issued on June 30, 2000 to Donner
Investment Corp. @ $0.96 a share                  37      35,083
Stock issued on October 1, 2000 to
Novak Capital @ $0.20 a share                    200      39,800
Stock issued on December 12, 2000
to Directors @ $0.24 a share                     288      67,392
Comprehensive loss December 31, 2000
Net loss for the year ended
December 31, 2000
Balance, December 31, 2000                     8,658   3,644,874     (62,500)








                                                        Comprehensive
                                              Retained    Income         Total
                                              Earnings    (loss)

Balance, December 31, 1998                     33,140                   989,950
Recapitalization (Note 1)                                                13,923
Common stock issued on March 15,
1999 for the purchase of Gam
Properties, Inc. @ $0.63 per share                                      700,000
Preferred stock issued on March 15,
1999 for the purchase of Miramar Road
Associates, LLC @ $1.00 per share                                        700,000
Common stock issued March 15, 1999
for services valued @ $0.63 per share                                    196,841
Preferred stock issued September 1999
in exchange for 1.5 million shares of
Pro Glass Technologies, Inc. common
stock valued @ $1.00 per share                                          150,000
Stock subscription receivable                                             20,000
Common stock issued December
1999 for cash @ $0.22 per share                                           71,945
Common stock issued December 1999
for management fees @ $0.06 per share                                     29,375
Net loss for the year ended
December 31, 1999                            (712,680)                 (712,680)
Balance, December 31, 1999                   (679,540)          -     2,159,354

Stock issued on January 5, 2000
to Directors @ $0.06 a share                                               4,320
Stock issued on March 1, 2000 for
services rendered @ $0.15 a share                                         18,000
Stock issued on June 15, 2000
to Directors @ $0.50 a share                                              36,000
Stock issued on June 30, 2000 for
the Purchase of Northwest, LLC.
@ $0.96 a share                                                        1,401,018
Stock issued on June 30, 2000 to Donner
Investment Corp. @ $0.96 a share                                          35,120
Stock issued on October 1, 2000 to
Novak Capital @ $0.20 a share                                            40,000
Stock issued on December 12, 2000
to Directors @ $0.24 a share                                              67,680
Comprehensive loss December 31, 2000                        (27,122)    (27,122)
Net loss for the year ended
December 31, 2000                            (365,689)                (365,689)
Balance, December 31, 2000                 (1,045,230)      (27,122)   3,368,680




                                   Preferred    Preferred     Common
                                     Shares       Stock        Shares

 Stock issued on January 15, 2001
 for consulting fees @ $0.17 a share                          50,000
 Stock issued on January 18, 2001 for
 management fees @ $0.21 a share                             144,762
 Stock issued on February 21, 2001
 for consulting fees @ $0.15 a share                          25,100
 Stock issued on March 1, 2001  to
 management fees @ $0.17 a share                             700,000
 Stock issued on June 6, 2001
 for the purchase of Corporate Capital
 Formation, Inc. @ $0.11 per share                           900,000
 Stock issued on June 22, 2001
 to Directors @ $0.03 a share                                360,000
October 1, 2001 cancellation of
stock subscription                                          (700,000)
Comprehensive loss December 31, 2001
 Net lncome for the year ended
 December 31, 2001
 Balance,  December 31, 2001           850,000   850,000  10,138,165




 January 1, 2002 sale of Northwest
 Medical Clinic, Inc. @ $ 0.02 a share                    (1,463,302)
 On October 15, 2002 preferred stock
 converted to common stock at 1 for 2 (700,000) (700,000)  1,400,000
 Comprehensive loss December 31, 2002
 Net loss for the year ended
 December 31, 2002
 Balance,  December 31, 2002           150,000 $ 150,000  10,074,863


                                                          Additional   Stock
                                           Common         Paid in  Subscription
                                            Stock         Capital    receivable

Stock issued on January 15, 2001
for consulting fees @ $0.17 a share              50          8,450
Stock issued on January 18, 2001 for
management fees @ $0.21 a share                 145         30,179
Stock issued on February 21, 2001
for consulting fees @ $0.15 a share              25          3,715
Stock issued on March 1, 2001 to
management fees @ $0.17 a share                 700        118,300     (119,000)
Stock issued on June 6, 2001
for the purchase of Corporate Capital
Formation, Inc. @ $0.11 per share               900         95,100
Stock issued on June 22, 2001
to Directors @ $0.03 a share                    360         10,440
October 1, 2001 cancellation of
stock subscription                             (700)      (118,300)     119,000
Comprehensive loss December 31, 2001
Net lncome for the year ended
December 31, 2001
Balance, December 31, 2001                   10,138      3,792,758      (62,500)



January 1, 2002 sale of Northwest
Medical Clinic, Inc. @ $ 0.02 a share    (1,463,302)        (1,463)     (27,803)
On October 15, 2002 preferred stock
converted to common stock at 1 for 2          1,400        698,600
Comprehensive loss December 31, 2002
Net loss for the year ended
December 31, 2002
Balance, December 31, 2002              $    10,075    $ 4,463,555    $ (62,500)







                                                         Comprehensive
                                        Retained         Income        Total
                                        Earnings         (loss)


Stock issued on January 15, 2001
for consulting fees @ $0.17 a share                                       8,500
Stock issued on January 18, 2001 for
management fees @ $0.21 a share                                          30,324
Stock issued on February 21, 2001
for consulting fees @ $0.15 a share                                      3,740
Stock issued on March 1, 2001 to
management fees @ $0.17 a share                                            -
Stock issued on June 6, 2001
for the purchase of Corporate Capital
Formation, Inc. @ $0.11 per share                                        96,000
Stock issued on June 22, 2001
to Directors @ $0.03 a share                                             10,800
October 1, 2001 cancellation of
stock subscription                                                            -
Comprehensive loss December 31, 2001                      (83,991)     (83,991)
Net lncome for the year ended
December 31, 2001                            56,249                      56,249
Balance, December 31, 2001                 (988,981)   (111,113)     3,490,302





January 1, 2002 sale of Northwest
Medical Clinic, Inc. @ $ 0.02 a share                                (29,266)
On October 15, 2002 preferred stock
converted to common stock at 1 for 2                                      -
Comprehensive loss December 31, 2002                    (683,177)      (683,177)
Net loss for the year ended
December 31, 2002                        (1,404,801)               (1,404,801)
Balance, December 31, 2002              $(2,393,782)   $ (794,290)$ 1,373,058





                           TRIAD INDUSTRIES, INC.
                   (Formerly RB Capital & Equities, Inc.)
                   Consolidated Statements of Cash Flows
                                        Year Ended            Year Ended
                                       December 31,          December 31,
                                          2002                  2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                        $(1,404,801)   $    56,249
Depreciation expense                          31,130         71,633
(Increase) decrease
in accounts receivable                     1,939,728       (441,681)
(Increase) decrease
in advances                                    5,815         (5,815)
(Increase) decrease
in impound account                               722          1,786
(Increase) decrease
in other assets                                    -         74,147
(Increase) decrease
in income tax benefit                       (260,138)        12,083
Increase (decrease)
in accounts payable                          (48,639)       (10,949)
Increase (decrease)
in security deposits                          (3,182)       (38,990)
Increase (decrease)
in taxes payable                              (3,774)         3,774
Unrealized (gain) loss
on valuation of marketable securities         38,424              -
Bad debt expense                              55,504        545,638
Sale of marketable securities                      -         27,703
Common stock issued for services                   -        149,364
Net Cash Provided by (Used in)
Operating Activities                         350,789        444,942
CASH FLOWS FROM INVESTING ACTIVITIES
Decrease in securities
available for sale                                 -        117,780
Net sale (purchase) of
fixed assets                                 (28,667)     1,677,404
Net Cash Provided by (Used in)
Investing Activities                         (28,667)     1,795,184
CASH FLOWS FROM FINANCING ACTIVITIES
Change in line of credit                     (23,040)           (82)
Change in loan fees                              422              -
Change in loan payable                      (172,302)           669
Change in lease payable                            -           (224)
Change in notes and
mortgages payable                           (261,261)    (2,279,230)
Change in assets held for sale               167,514              -
Change in common stock                           (63)             -
Change in preferred stock                   (700,000)             -
Change in paid in capital                    670,797              -
Net Cash Provided by (Used in)
Financing Activities                        (317,933)    (2,278,867)

Net Increase (Decrease)
in Cash                                        4,189        (38,741)
Cash at Beginning of Year                     15,643         54,384
Cash at End of Year                      $    19,832    $    15,643
Supplemental Cash Flow
Disclosures:
Cash paid during year
for interest                             $   (75,758)   $   192,786
Cash paid during year
for taxes                          $              $               -
Schedule of Non-Cash Activities:
Common stock issued
for services                       $               -    $   149,364
Common stock received
for services                             $   150,000    $   365,916
Common stock issued for
acquisition of subsidiary          $               -    $   900,000
Common stock retired on the
sale of Northwest Medical Clinic, Inc.   $    29,2$               -
Loss on sale of Northwest
Medical Clinic, Inc.                     $ 1,542,3$               -














NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS

     Triad Industries, Inc. (the Company) was incorporated under the laws of the State of Utah on November 25, 1985. The Company was originally known as Investment Marketing, Inc. Investment Marketing, Inc. was originally incorporated for the purpose of buying, selling, and dealing in real property. At a special meeting of the shareholders held June 6, 1990 the Company name was changed to Combined Communication, Corp. On June 7, 1990 the Company completed the merger and became a Nevada Corporation. On October 17, 1997, the Company met to amend the Articles of Incorporation and change the name of the Company to RB Capital & Equities, Inc.

On March 15, 1999, at a special meeting of the shareholders, Healthcare Resource Management (HRM) reversed its common stock on a one for ten (1:10) from 5,256,716 to 526,672 shares outstanding. Also, at the meeting of shareholders, HRM ratified a plan of reorganization whereby HRM would acquire 100% of the outstanding shares of common stock of RB Capital and its subsidiaries (Gam Properties and Miramar Road Associates) for 5,068,150 shares of HRM post split common stock and 700,000 shares of $1.00 preferred stock. The only significant shareholder was American Health Systems, Inc. who owned 373,333 of common shares before the merger and 1,120,000 of common stock after the merger. The 700,000 shares of preferred stock were issued to American Health Systems, Inc. for the note payable and the 99% interest RB Capital had acquired in Miramar Road Associates. 1,120,000 shares of common stock of the 5,068,150 shares issued to RB Capital & Equities, Inc. went to American Health Systems, Inc. in exchange for the 373,333 originally received from RB Capital & Equities, Inc. as consideration for 100% of Gam Properties. This 1,120,000 represents a 3 for 1 forward split of the 373,333 shares of RB Capital & Equities common stock. The acquisition was accounted for as a recapitalization of RB Capital because the shareholders of RB Capital & Equities, Inc. controlled HRM after the acquisition. Therefore, RB Capital & Equities, Inc. was treated as the acquiring entity for accounting purposes and HRM was the surviving entity for legal purposes.

On March 15, 1999 the shareholders also approved an amendment to the Articles of Incorporation changing the corporate name to Triad Industries, Inc.

     On June 30, 2000, Triad Industries, Inc. acquired certain assets subject to certain liabilities of Northwest Medical Clinic, Inc., acquired certain assets of Amerimed of Georgia, Inc. (a Georgia Corporation) and acquired certain assets of Florimed of Tampa, Inc. (a Florida Corporation). These certain assets subject to the certain liabilities were combined and put into a newly formed and capitalize corporation operating under the name Northwest Medical Clinic, Inc. The acquisition was recorded as a purchase in accordance with Accounting Principles Board Opinions No. 16 (APB No. 16). Northwest Medical Clinic, Inc. operates in the personal injury area and also performs sleep apnea procedures.

     On June 6, 2001 the Company issued 900,000 shares where by Triad Industries would acquire 100% of Corporate Capital Formation, Inc. The acquisition was recorded as a purchase in accordance with Accounting Principles Board Opinions No. 16 (APB No. 16). Corporate Capital Formation, Inc. operates in the corporate business consulting as well as business formation.


NOTE 1.  ORGANIZATION AND DESCRIPTION OF BUSINESS (CONTINUED)

     In October 2001, Gam Properties and Triad Industries combined operations. Gam Properties Corporation is to be dissolved.

     On January 1, 2002 the Company sold Northwest Medical Clinic, Inc. for a net loss of $1,542,394.

The Company has authorized 50,000,000 shares of $0.001 par value common stock.

The Company operates through its five subsidiaries:

  1. RB Capital and Equities, Inc. is a financial services corporation that operates a merger and acquisition consulting business. The company does corporate filing and capital reorganization business for small emerging private and public corporations.

2. Miramar Road Associates, LLC. is presently inactive in the property management business.

 3. HRM, Inc. is presently inactive in the healthcare industry.

4. Triad Realty is not yet operating as a consolidating real estate company.

 5. Corporate Capital Formation, Inc. is a financial services corporation that operates a merger and acquisition consulting business.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.   Accounting Method

     The Company's policy is to use the accrual method of accounting to prepare and present financial statements, which conforms to generally accepted accounting principles ("GAAP'). The company has elected a December 31, year end.

b.       Basis of Consolidation

     The consolidated financial statements of Triad Industries, Inc. include those accounts of RB Capital & Equity Inc., Healthcare Resource Management Inc., Miramar Road Associates, LLC. and Corporate Capital Formation, Inc. Triad Industries owns title to all of the assets and liabilities of the consolidated financial statement. All significant intercompany transactions have been eliminated.

c.   Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d.   Estimates and Adjustments

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring. See note 2j regarding the Companies revenue recognition policy.

     e. Basis of Presentation and Considerations Related to Continued Existence (going concern)

     The Companys financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

     The Companys management intends to raise additional operating funds through operations, and debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

     There is not substantial doubt about the Companies ability to continue as a going concern.

f.   Intangibles

Intangible assets consist of loan fees. The loan fees are being amortized on a straight-line basis over the length of the loan.
g.   Accounts Receivable

     The Company considers accounts receivable to be fully collectible; accordingly, no allowances for doubtful accounts are required. If amounts become uncollectable, they will be charged to operations when that determination s made.

h.  Concentration of Credit Risk

     The Company maintains credit with various financial institutions. Management performs periodic evaluations of the relative credit standing of the financial institutions. The Company has not sustained any material credit losses for the instruments. The carrying values reflected in the balance sheet at December 31, 2002 reasonable approximate the fair values of cash, accounts payable, and credit obligations. In making such assessment, the Company, has utilized discounted cash flow analysis, estimated, and quoted market prices as appropriate in accordance with paragraph 9 of SFAS 107. Note 3 reflects the fair value of the mortgage payable in accordance with paragraph 11, 12, and 13 of SFAS 107.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

i.  Investments in Securities

     Marketable securities at December 31, 2002 are classified and disclosed as trading securities under the requirements of SFAS No. 130. Under such statement, the Companys securities are required to be reflected at fair market value. Changes in the fair value of investments or valuation of securities are reflected in the statement of comprehensive income or (loss) in accordance with SFAS 130.

j.  Revenue Recognition and Deferred Revenue

Revenue includes the following: RB Capital & Equities, Inc. revenue consists of consulting income. Corporate Capital Formation Inc. revenue consists of consulting income. Corporate Capital recognizes revenue when services on contracts are provided. Triad Industries, Inc. revenue consist of consulting income and it consists of residential rental income. Triad Industries recognizes revenue when services on contracts are provided and recognizes rental income at each beginning of each on a receivable basis.

     RB Capital & Equities, Inc. has various consulting contracts outstanding in which the Company performs a set of various financial services. RB Capital recognizes revenue when services on contracts are provided.

k.  Line of Credit

     The Company has a $50,000 line of credit. The line of credit is an adjustable rate loan. The loan is an open revolving line of credit, and annual interest terms of prime plus 3.65%. There are no restrictions on the use of this line of credit. There is an outstanding balance of $7,038 as of December 31, 2002.

l.   Principles of Consolidation

     The consolidated financial statements include the accounts of Triad Industries, Inc., the parent Company, Healthcare Management Resources, a Nevada corporation, RB Capital & Equities Inc, a Nevada corporation, Miramar Road Associates Inc., a California LLC. and Corporate Capital Formation Inc., a Nevada corporation. All subsidiaries are wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.









NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

m.  Income Taxes

     The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. See note 6 regarding income tax benefit.

NEW ACCOUNTING PRONOUNCEMENTS:

     In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections ("SFAS 145"). Among other things, SFAS 145 eliminates the requirement that gains and losses from the extinguishments of debt be classified as extraordinary items. SFAS 145 is effective for fiscal years beginning after May 15, 2002, with early adoption permitted. The adoption of SFAS 145 did not have a material effect on the Companies consolidated financial statements.

     In June 2002, the Financial Accounting Standards Board issued SFAS No. 146. The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The adoption of SFAS 146 did not have a material effect on the Companies consolidated financial statements.

     In October 2002, the Financial  Accounting  Standards Board issued SFAS No.
147,  Acquisitions  of Certain  Financial  Institutions   an amendment of FASB
Statements No. 72 and 144 and FASB interpretation No. 9. SFAS 147 removes acquisitions of financial institutions from the scope of both Statement 72 and interpretation 9 and requires that those transactions be accounted for in accordance with FASB Statements No. 141, Business Combinations, and No. 142 Goodwill and Other Intangible Assets. Thus, the requirement in paragraph 5 of Statement 72 to recognize (and subsequently amortize) any excess of the fair value of liabilities assumed over the fair value of tangible and identifiable intangible assets acquired as an unidentifiable intangible asset no longer applies to acquisitions within the scope of this Statement. In addition, this Statement amends FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor and borrower relationship intangible assets and credit cardholder intangible assets. Consequently, those intangible assets are subject to the same undiscounted cash flow recoverability test and impairment loss recognition and measurement provisions that Statement 144 requires for other long-lived assets that are held and used. SFAS 147 is effective October 1, 2002. The adoption of SFAS 147 did not have a material effect on the Companies consolidated financial statements.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS:

     In December 2002, the Financial Accounting Standards Board issued SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure (SFAS
148). SFAS 148 amends SFAS No. 123 Accounting for Stock-Based compensation (SFAS 123), to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS 148 amends the disclosure requirements of SFAS 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS 148 is effective for fiscal years beginning after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The Company is currently evaluating the effect that the adoption of SFAS 148 will have on its results of operations and financial condition.


NOTE 3.  MORTGAGE PAYABLE

                                Interest Rate     Debt        Maturity Date

       350 W. 9th Avenue      7.820 %            $ 734,808          12/08/26
                                                        -------------------

                                                              $ 734,808


     The office building collateralize the above loans. The loan agreement provides for monthly payments of interest and principle. In June 2001 the Company purchased a 12, 500 square foot commercial building located at 350 W. 9th Avenue in Escondido, California.

     The total debt of $734,808 was recorded as follows: current portion (less than one year) of $150,910 and long-term portion (more than one year) of $583,898.

     On January 31, 2002 the Company sold the Balboa property for $391,500. The total cost of the asset sold was $386,350 leaving a net gain of $5,150. On March 31, 2002 the Company also sold the Grand property for $350,000. The total cost of the asset sold was $261,867 leaving a net gain of $88,133.








NOTE 4. PROPERTY & EQUIPMENT

     Property is stated at cost. Additions, renovations, and improvements are capitalized. Maintenance and repairs, which do not extend asset lives, are expensed as incurred. Depreciation is provided on a straight-line basis over the estimated useful lives ranging from 27.5 years for commercial rental properties, 5 years for tenant improvements, and 5 - 7 years on furniture and equipment.

                                          December 31,            December 31,
                                             2002                    2001

                                        ---------------------------------------
Land                                             $   300,000        $   300,000
Buildings
                                                     770,000            770,000
Equipment                                              1,900             45,345
Computer                                              20,438             20,438
Furniture                                             16,188             13,312
Tenant Improvements                                   34,597             35,685
                                        ---------------------------------------
                                        ---------------------------------------
                                                 $ 1,143,123        $ 1, 184,780
Less Accumulated Depreciation                        (68,223)          (107,417)
                                        ---------------------------------------
Net Property and Equipment                       $ 1,074,900        $ 1,077,363
                                        =======================================


NOTE 5. BASIC & DILUTED GAIN / (LOSS) PER COMMON SHARE

     Basic gain (loss) per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period. Diluted gain (loss) per common share has been calculated based on the weighted average number of shares of common and preferred stock outstanding during the period. The variance between basic and diluted weighted average is the addition of preferred stock in the calculation of diluted weighted average per share.

                                              December 31,         December 31,
                                                      2002                 2001

Numerator
income / (loss)                                      $  137,862       $   56,249
Denominator weighed
average number of shares outstanding                  8,974,041        9,981,121
                                          --------------------------------------
                                          --------------------------------------
Basic gain / (loss) per share                        $     0.02       $     0.01
                                          ======================================

                                              December 31,         December 31,
                                                   2002                 2001
                                        -------------------- -------------------

Numerator
income / (loss)                                     $   137,862      $    56,249
Denominator weighed
average number of shares outstanding                 10,374,863       11,681,121
                                         ---------------------------------------
                                         ---------------------------------------
Diluted gain / (loss) per share                     $      0.01      $      0.00
                                         =======================================








NOTE 6. INCOME TAXES

     Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryfowards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

At December 31, 2002 the Company has significant operating and capital losses carryfoward. The tax benefits resulting for the purposes have been estimated as follows:

                                                        December 31, 2002
                                                    -----------------------

         Beg. Retained Earnings                              $ (1,100,094)
         Net Income (Loss) for Year ended 12/31/02             (2,087,709)
                                                    --------------------
                                                    -----------------------
         Ending Retained Earnings                         $ (3,187,803)

         Income Tax Benefit                                834,691

     Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforward are expected to be available to reduce taxable income. In accordance with SFAS 109 paragraph 24 the Company had deemed that a valuation allowance is not needed. Net operating loss expires twenty years from the date the loss was incurred.


NOTE 7.  ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

                                                              Accumulated other
                               Unrealized gain (loss) on    comprehensive income
                                    securities                    (loss)
                    ---------------------------     ---------------------------
                    ---------------------------     ---------------------------

      Beginning balance                   $  (0)               $      (111,113)

      Current-period change             (683,177)                     (683,177)
                    ---------------------------     ---------------------------
      Ending Balance            $     (683,177)                $      (794,290)
                      =========================     ===========================

     Accumulated  other  comprehensive   income  (loss)  has  been  reported  in
accordance with FASB 130 paragraph 26.







NOTE 8.  MARKETABLE SECURITIES

     At December 31, 2002, the Company held trading securities of the following companies:

                         Trading  Trading   Number of  Mkt. Price          FMV
                         Symbol   Market    Shares    At Year End    At Year End

Atlantic Syndication        asni    otc      11,000      0.030               330
Diversified Thermal S.      dvts    otc      49,000      0.700            34,300
Komodo, Inc.                kmdo    otc         668      0.190               127
Merchantpark Comm           mpkc    pink    413,500      0.005             2,068
Nicholas Inv.               nivi    otc   1,939,853      0.003             5,820
Oasis Infor. Systems, Inc.  ossi    otc     763,117      0.010             7,631
Millenium Plastics          mpco    pink     30,000      0.010               300
Global Energy, Inc.         geng    otc       5,000      0.950             4,750
Microsignal Corp.           msgl    otc      20,945      0.080             1,676

-------------------------------------------------------------------------------
              Total                                                  $  57,001
==============================================================================


     The Company is in accordance with SFAS 130 when reporting trading securities. All gains and losses are reported in the statement of comprehensive income (loss) as unrealized gains or (losses). Trading securities are reported at market value as of December 31, 2002 in accordance with SFAS 130.





















NOTE 9.  INVESTMENTS IN SECURITIES AVAILABLE FOR SALE

At December 31, 2002, the Company held investments in the following companies:

                                           Number of   Value Price        FMV
                                             Shares    At Year End   At Year End

Advanced Interactive Inc.                          5,125         0.970     4,971
American Eagle Financial                          55,000         0.100     5,500
Atlantic & Pacific Guarantee                   1,000,000         0.018    18,000
Beach Brew Beverage Company                      625,000         0.028    17,500
Blue Gold                                        125,000         0.010       125
Carrara                                          325,000         0.000       371
Escondido Capital                                629,810         0.065    41,041
Heritage National Corporation                          0         0.000    25,000
International Sports Marketing, Inc.             100,000         0.010     1,000
Love Calendar (Nevada)                           100,000         0.010     1,000
Love Calendar (Utah)                              25,000         1.000    25,000
Love Concepts                                    100,000         0.010     1,000
Noble Onie                                        25,000         0.100     2,500
Quantum Companies                              1,110,000         0.008     8,880
Resume Junction                                   20,000         0.100     2,000
Spa International                                245,146         0.000         0
Sterling Electronic Commerce                     300,000         0.050    15,000
The Shops Network                                  5,000         0.100       500
Thunder Mountain                                 100,000         0.010     1,000
Trans Pacific Group                              100,000         0.010     1,000

-------------------------------------------------------------------------------
                   Total                                           $    171,388
==============================================================================


     The Company owns less than 5% in each of these companies with the exception of Quantum Companies. Quantum Companies is recorded on the equity method. The companies are nonmarketable equities and are recorded at cost. Unrealized holding gains and loss will be in accordance with paragraph 26 of SFAS 130 when and if the Companies begin trading. In 1999, the Company returned 50,000 shares of $5.00 preferred stock of American Health Systems that was earned in 1998 because the business plan was not approved by the state of California. This was considered a disposition of stock. All gains and losses will be recorded in the statement of operations under other income and expenses. As of December 31, 2002 the Company had an 8.5% share of Pro Glass Technologies, Inc. Heritage National Corporation is a privately owned Company.





NOTE 10.  ACQUISITIONS

     Triad Industries acquired Gam Properties and Miramar Road Associates, LLC on February 26, 1999. Both acquisitions were recorded as a purchase in accordance with Accounting Principles Board Opinions No. 16 (APB No. 16). Gam Properties Inc. is in the residential rental business. Triad Industries issued 1,120,000 shares of common stock, the stocks trading value was $.63 per share in the acquisition of Gam Properties. Gam Properties was valued at $700,000.
Miramar Road Associates, LLC. is in the commercial rental business. Triad Industries issued 700,000 shares of $1.00 preferred stock in the acquisition of Miramar Road Associates. Therefore, the interest in Miramar Road Associates, LLC. was valued at $700,000. In September 2000, the Company absorbed a contingent liability on behalf of the old owner of Miramar for the remaining 1%. All shares issued for the acquisition of Gam Properties and Miramar Road Associates were valued at whatever was given up or received whichever is more readily determinable.

     On March 15, 1999 Triad Industries acquired HRM for 526,672 shares of common stock in conjunction with a recapitalization of the Company. HRM is in the business of healthcare management.

On May 27, 2001, Triad Industries, Inc. acquired the assets subject to the liabilities of Corporate Capital Formation, Inc. The acquisition was recorded as a purchase in accordance with Accounting Principles Board Opinions No. 16 (APB No. 16). Corporate Capital Formation, Inc. operates in the corporate business consulting as well as business formation. There were no significant assets or liabilities acquired from Corporate Capital Formation, Inc. Triad Industries, Inc. will acquired 100% of the equity interest of from Corporate Capital Formation, Inc. in return for voting common stock, and that from Corporate Capital Formation, Inc. will become a wholly owned subsidiary of Triad Industries, Inc. As per agreement Triad Industries, issued 900,000 shares of common stock on June 6, 2001 for the purchase of Corporate Capital Formation, Inc. All shares issued for the acquisition of Corporate Capital Formation, Inc. was valued at market price.

     The operating results of the acquired entities are included in the Companys consolidated financial statements from the date of acquisition.

NOTE 11.  STOCK TRANSACTIONS

     Transactions, other than employees stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever measure is deemed more realizable.







NOTE 11.  STOCK TRANSACTIONS (CONTINUED)

     As of January 1, 1998 there were 2,339,529 shares of common stock outstanding. On June 1998, the Company issued 13,200 shares of common stock valued at $1.07 per share for marketable securities. Since there is no market for the Companys common stock, the shares were valued at the trading price of the securities that were received.

     On June 17, 1998, the Company issued 60,000 shares of common stock valued at $.90066 per share for marketable securities. Since there is no market for the Companys common stock, the shares were valued at the trading price of the securities that were received.

     On June 17, 1998 the Company issued 30,480 shares of common stock for the conversion of debt valued at $.334 per share.

     On June 17, 1998, the Company issued 135,000 shares of common stock for marketable securities valued at $.334 per share. Since there is no market for the Companys common stock, the shares were valued at the trading price of the securities that were received.

     On June 17, 1998, the Company issued 300,000 shares of common stock for services to officers of the Company valued at $.334 per share.

     On November 4, 1998, the Company issued 375,000 shares of common stock for a subscription receivable valued at $.166 per share.

     On December 31, 1998 the Company issued 18,750 shares of common stock for debt conversion valued at $.3234 per share.

     On December 31, 1998, the Company issued 60,759 shares of common stock for management fees valued at $.334 per share.

     On December 31, 1998, the Company issued 60,486 shares of common stock for debt conversion valued at $.334 per share.

     On December 31, 1998, the Company issued 225,000 shares of common stock for marketable securities valued at $.206 per share. Since there is no market for the Companys common stock, the shares were valued at the trading price of the securities that were received.

     As of December 31, 1998 there were 3,633,204 shares of common stock outstanding.









NOTE 11.  STOCK TRANSACTIONS (CONTINUED)

     At the shareholders meeting held March 15, 1999 the stockholders approved the acquisition of Healthcare Resource Management (HRM) a Nevada corporation in a recapitalization for 526,672 shares of common stock. Also, the Company ratified a plan of reorganiation where they issued 1,120,000 shares of common stock and 700,000 shares of preferred stock to satisfy note payables for two of their subsidiaries (Gam Properties and Miramar Road Associates).

     On March 15, 1999 the Company issued 313,942 shares of common stock for services issued valued at $.63 per share.

     In September the Company issued 150,000 shares of $1.00 par value preferred stock (transaction was valued at the most readily determinable price; which was the value of preferred stock) in exchange for 1.5 million shares of Pro Glass Technologies, Inc. common stock. The 1.5 million shares represented (at the time of acquisition) 8.5% of Pro Glass Technologies, Inc. outstanding common stock.

     In December 1999 the Company issued 320,000 shares of common stock for cash @ $ 0.22 per share. On December 31, 1999 there were 6,403,418 shares of common stock and 850,000 shares of preferred stock outstanding.

     In December 1999, the Company issued 489,600 shares of common stock to management and key employees for services rendered valued at $ 0.06 per share.

     On January 5, 2000 the Company issued 72,000 shares of common stock to Directors for services rendered valued at $ 0.06 per share.

     On March 1, 2000 the Company issued 123,000 shares of common stock to its President for services rendered valued at $0.15 per share.

     On June 15, 2000 the Company issued 72,000 shares of common stock to Directors for services rendered valued at $ 0.50 per share.

     On June 30, 2000 the Company issued 1,463,302 shares of common stock for the purchase of Northwest LLC. valued at $ 0.96 per share.

     On June 30, 2000 the Company issued 36,583 shares of common stock to Donner Investment Corp. valued at $ 0.96 per share.

     On October 1, 2000 the Company issued 200,000 shares of common stock to Novak Capital valued at $ 0.20 per share.





NOTE 11.  STOCK TRANSACTIONS (CONTINUED)

     On December 12, 2000 the Company issued 288,000 shares of common stock to Directors for services rendered valued at $ 0.24 per share.

     On January 15, 2001 the Company issued 50,000 shares of common stock for consulting fees valued at $ 0.17 per share.

     On January 18, 2001 the Company issued 144,762 shares of common stock for management fees valued at $ 0.21 per share.

     On February 21, 2001 the Company issued 25,100 shares of common stock to its president for services rendered valued at $ 0.15 per share.

     On March 1, 2001 the Company issued 700,000 shares of common stock under the employee stock option plan valued at $ 0.17 per share.

On June 6, 2001 the Company issued 900,000 shares of common stock for the purchase of Corporate Capital Formation Inc. valued at $ 0.11 per share.

     On June 22, 2001 the Company issued 360,000 shares of common stock to Directors for services rendered valued at $ 0.03 per share.

     On October 1, 2001 the Company rescinded the March 1, 2001 issuance of 700,000 shares of common stock.

     On January 1, 2002 the Company cancelled the stock issuance of 1,463,302 shares of common stock issued in the purchase of Northwest Medical Clinic, Inc.

     On October 15, 2002 the Company converted 700,000 of its preferred stock to 1,400,000 shares of common stock.

     As of December 31, 2002 the Company had 10,074,863 shares of common stock issued and outstanding.













NOTE 12.  STOCKHOLDERS EQUITY

The stockholders equity section of the Company contains the following classes of capital stock as of December 31, 2002.

     (A) Preferred stock, nonvoting, $ 1.00 par value; 10,000,000 shares authorized; 150,000 shares issued and outstanding.

     (B) Common stock, $ 0.001 par value; 50,000,000 shares authorized; 10,074,863 shares issued and outstanding as of December 31, 2002.

     The holders of preferred stock are entitled to receive dividends calculated using an Available Cash Flow formula as prescribed by the Certificate of Designation of Preferred Stock. There have not been any dividends declared as of December 31, 2002.

     The preferred stock is (1) non-voting; (2) convertible at the second anniversary from issuance on a two for on (2:1) basis to common stock; (3) has a preference over common stock to be paid $1.00 per share as a preferential liquidation.


NOTE 13.  ISSUANCE OF SHARES FOR SERVICES  STOCK OPTIONS

     The company has a nonqualified stock option plan, which provides for the granting of options to key employees, consultants, and nonemployees directors of the Company. The valuations of shares for services are based on the fair market value of services. The Company has elected to account for the stock option plan in accordance with paragraph 30 of SFAS 123 were the compensation to employees should be recognized over the period(s) in which the related employee services are rendered. In accordance with paragraph
19 of SFAS 123 the fair value of a stock option granted is estimated using an option-pricing model.

As of December 31, 2002 there were no stock options issued or outstanding.



NOTE 14. DISCONTINUED OPERATIONS

Northwest Medical Clinic, Inc.

     Effective January 1, 2002, Northwest Medical Clinic, Inc. division was sold. The following is a summary of the loss from discontinued operation resulting from the sale of Northwest Medical Clinic, Inc. No tax benefit has been attributed to the discontinued operation.

                                               For the Year Ended December 31,
                                                          2002            2001
                                               --------------------------------
                                               --------------------------------
REVENUES                                          $         0        $   266,117

OPERATING EXPENSES
Costs of sales                                              0             88,739
General & administrative                                    0            138,276
                                 -----------------------------------------------
                                 -----------------------------------------------
Total Operating Expenses

Income from Operations                                      0             39,102

Other Income & (Expenses)
Interests expense                                           0                965
                                 -----------------------------------------------
                                 -----------------------------------------------
Total Income & (Expenses)                                   0                965
                                 -----------------------------------------------
                                 -----------------------------------------------

NET INCOME BEFORE TAXES                           $         0        $    38,137

INCOME TAXES                                                0                  0
                                 -----------------------------------------------
                                                    ----------------------------

Loss from Discontinued Operations                 $(1,542,394)       $         0
                                 ===============================================

The loss was incurred by Triad Industries, Inc. was due to the market value of the stock price at the time of the sale of Northwest Medical Clinic, Inc. As of the date of stock issuance for the purchase of Northwest Medical Clinic, Inc. and the date of the sale the value of the stock had dropped $0.94 per share.


NOTE 15. SUBSEQUENT EVENT

In February 2003 the Company declared a 20 for one stock split.